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                        PROFLIGHT MEDICAL RESPONSE, INC.

                        1,019,200 Shares of Common Stock
                                       and

               1,019,200 Redeemable Common Stock Purchase Warrants

                             UNDERWRITING AGREEMENT

                                                                  June ___, 1998

First Liberty Investment Group, Inc.
80 Broad Street, 6th Floor
New York, New York 10005

Dear Sirs:

         Proflight Medical Response, Inc., a Colorado corporation (the "Company"), hereby confirms its agreement with you (the "Representative"), acting as Representative for the various Underwriters listed on Schedule A hereto as follows:


         1.       Description of the Securities

         The Company proposes to issue and sell to the Underwriters an aggregate of 1,019,200 shares of common stock, $.001 par value per share (the "Common Stock"), and 1,019,200 redeemable common stock purchase warrants of the Company (the "Warrants," and collectively with the Common Stock, the "Securities"). Each Warrant shall entitle the holder to purchase one share of Common Stock for $8.00, subject to adjustment. The Company proposes to grant to the Representative an option (the "Representative's Warrant") to purchase up to 101,920 additional shares of Common Stock and up to an additional 101,920 Warrants which may be exercised for an additional 101,920 shares of Common Stock. The Company also proposes to grant to the Representative an option (the "Overallotment Option"), exercisable during the 45-day period after the Closing Date hereof, to purchase, at the initial public offering price less underwriting discounts, up to an additional 152,880 shares of Common Stock and 152,880 Warrants (collectively, with the Common Stock underlying such Warrants, the "Overallotment Securities"), on the same terms as the Common Stock and Warrants are offered to the public, solely to cover overallotments. The Representative's Securities and Overallotment Securities shall collectively be referred to as the "Additional Securities". The offering of Securities and Additional Securities contemplated hereby may sometimes be referred to as the "Offering."


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         Pursuant to the Amended Agreement and Plan of Reorganization, dated
April 8, 1997, as amended in January, March, and May of 1998, between the Company, Air Response, Inc. ("Air Response") and Louis R. Capece, Jr. (the "Air Response Agreement"), the Company agreed to purchase, and Louis R. Capece, Jr., sole shareholder of Air Response, agreed to sell, all of the outstanding capital stock of Air Response in exchange for 496,154 shares of Common Stock of the Company which will be issued two years from the date hereof. Pursuant to the Amended Stock Purchase and Sale Agreement, dated April 8, 1997, as amended in January, March and May of 1998 between the Company, Air Response South, Inc. ("ARS") and Louis R. Capece, Jr., the sole shareholder of ARS (the "ARS Agreement"), the Company agreed to purchase, and Mr. Capece agreed to sell to the Company, all of the outstanding capital stock of ARS for $800,000. The purchase of the Common Stock of the Company by the Underwriters pursuant to this Agreement is expressly contingent upon the prior execution and delivery of each of the Air Response Agreement and ARS Agreement and the consummation of the transactions contemplated thereunder.

                  (a)      The Warrants


                  The Warrants are exercisable during the three-year period commencing two (2) years after the effective date of the Registration Statement, as defined in Paragraph 2(a) (the "Effective Date"), except that the Warrants may be exercisable after one (1) year after the Effective Date with the express prior written consent of the Representative, and expire five (5) years after the Effective Date, subject to prior redemption, as described below. The shares of Common Stock issuable upon the exercise of the Warrants are hereinafter referred to as the "Warrant Shares."

                  The Warrants will be redeemable at a price of $.10 per Warrant, commencing two (2) years after the Effective Date (or one (1) year after the Effective Date with the prior written consent of the Representative) and prior to expiration, upon at least 30 days prior written notice provided that the closing bid prices of the Common Stock (or closing sales price if listed on an exchange or on a reporting system that provides last sales prices) for 20 consecutive trading days ending immediately prior to the date on which notice of redemption is given shall exceed $12.75 per share (subject to adjustment), subject to the right of the holder to exercise his or its purchase rights thereunder until redemption.

                  (b)      Representative's Warrant

                  The Company will sell to the Representative, for $10, the Representative's Warrant to purchase one share of Common Stock and one Warrant for each ten shares of Common Stock and ten Warrants sold, respectively, in this Offering excluding the Additional Securities


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(a maximum of 101,920 shares of Common Stock and 101,920 Warrants) at a price of
$10.75 per share of Common Stock and $.12 per Warrant (the "Representative's Warrants," and collectively with the Securities underlying the Representative's Warrants, the "Representative's Securities"). The Warrants underlying the Representative's Warrants shall be exercisable at a price of $13.25 per Warrant. The Representative's Securities shall be non-exercisable and non-transferable (other than to (i) officers of the Representative, and (ii) members of the selling group and their officers or partners) for a period of 12 months following the Effective Date. The Representative's Securities shall be registered for sale to the public and shall be included in the Registration Statement filed in connection with the Offering.

                  (c)      The Overallotment Option


                  The Company also proposes to grant to the Representative an option (the "Overallotment Option"), exercisable during the 45-day period after the Closing Date hereof, to purchase, at the initial public offering price less underwriting discounts, up to an additional 152,880 shares of Common Stock and 152,880 Warrants (collectively, with the Common Stock underlying such Warrants, the "Overallotment Securities"), on the same terms as the Common Stock and Warrants are offered to the public, solely to cover overallotments. The Overallotment Securities shall be registered for sale to the public and included in the Registration Statement filed in connection with the Offering.

         2.       Representations and Warranties of the Company, Air
                  Response and ARS

         Each of the Company, Air Response and ARS makes the following representations and warranties to the Representative, as the case may be, that:


                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form SB-2 (File No. 333-27197), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933 (the "Act"). The Company will file further amendments to said registration statement in the form to be delivered to you and will not, before the registration statement becomes effective, file any other amendment thereto to which you shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, exhibits and all other documents filed as a part thereof or incorporated therein), is hereinafter called the "Registration Statement", and

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the prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the Act (the "Regulations") or, if no such filing is made, the definitive prospectus used in the Offering, is hereinafter called the "Prospectus". The Company has delivered to you copies of each Preliminary Prospectus as filed with the Commission and has consented to the use of such copies for purposes permitted by the Act.

                  (b) The Commission has not issued any orders preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and has not included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, subject to the provisions set forth below and except as such untrue statement or omission has been cured in the a subsequent preliminary prospectus or in the final prospectus.

                  (c) When the Registration Statement becomes effective under the Act and at all times subsequent thereto including the Closing Date (hereinafter defined) and the Option Closing Date (hereinafter defined) and for such longer periods as in the opinion of counsel for the Underwriter, a Prospectus is required to be delivered in connection with the sale of the Securities by the Underwriters, the Registration Statement and Prospectus, and any amendment thereof or supplement thereto, will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with express written information furnished to the Company by you, for use in connection with the preparation of the Registration Statement or Prospectus, or in any amendment thereof or supplement thereto. It is understood that the statements set forth under the heading "Underwriting" in the Prospectus with respect to (i) the amounts of the selling concession and reallowance; (ii) the identity of counsel to the Representative under the heading "Legal Matters;"
(iii) the information concerning the NASD affiliation of the Representative; and (iv) the Risk Factor entitled "Lack of Underwriting History" constitute for purposes of this Paragraph the only information furnished in writing by or on behalf of the Representative for inclusion in the Registration
Statement and Prospectus, as the case may be.


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                  (d) The Company and each of Air Response and ARS are, and at each of the Closing Date and the Option Closing Date will be, corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation. The Company and each of Air Response and ARS are duly qualified or licensed and in good standing as foreign corporations in each jurisdiction in which their ownership or leasing of any properties or the character of their operations requires such qualification or licensing, except those jurisdictions in which the failure to so qualify would not have a material adverse effect. The Company and each of Air Response and ARS have all requisite corporate powers and authority, and, except as set forth in the Registration Statement, the Company and each of Air Response and ARS and their respective employees have all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease their properties and conduct their businesses as described in the Prospectus, and the Company and each of Air Response and ARS are doing business and have been doing business during the period described in the Registration Statement in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all material federal, state and local laws, rules and regulations concerning the businesses in which the Company or Air Response and ARS are engaged. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the businesses of the Company, Air Response and ARS as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. Each of the Company, Air Response and ARS has all corporate power and authority to enter into this Agreement and carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained or will have been obtained prior to the Closing Date.

                  (e) This Agreement has been duly and validly authorized and executed by each of the Company, Air Response and ARS. The Securities (including the Common Stock and the Warrants), the Warrant Shares, the Representative's Warrants to be issued and sold by the Company pursuant to this Agreement, the Underwriter's Securities issuable upon exercise of the Representative's Warrants and payment therefor, the Representative's Securities, the Overallotment Option and the Overallotment Securities, have been duly authorized (and, in the case of the Common Stock and the Warrant Shares, have been duly reserved for issuance) and, when issued and paid for in accordance with this Agreement (and, in the case of the Warrant Shares, upon exercise of the Warrants and payment to the Company of the exercise price therefor), the Common Stock and Warrant Shares will be validly issued, fully paid and non-assessable; the Common Stock, Warrants, Warrant Shares, Representative's Warrants,


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Representative's Securities, the Overallotment Option and the Overallotment
Securities are not and will not be subject to the preemptive rights of any stockholder of the Company, and all the capital stock of each of Air Response and ARS is not and will not be subject to the preemptive rights of any stockholder of Air Response or ARS, respectively, as the case may be, and all of such securities conform and at all times up to and including their issuance will conform in all material respects to all statements with regard thereto contained in the Registration Statement and Prospectus; and all corporate action required to be taken for the authorization, issuance and sale of the Common Stock, Warrants, Warrant Shares, Representative's Warrants, Representative's Securities, the Overallotment Option and the Overallotment Securities has been taken, and this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, to issue and sell, upon exercise in accordance with the terms thereof, the number and kind of securities called for thereby.

                  (f) The consummation of the transactions contemplated by this Agreement, the Air Response Agreement and the ARS Agreement and the fulfillment of the terms hereof and thereof, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation, as amended, or Bylaws of the Company or any of Air Response or ARS or of any evidence of material indebtedness, lease, contract or other agreement or instrument to which the Company or any of Air Response or ARS is a party or by which the Company or any of Air Response or ARS or any of their material properties is bound, or under any applicable law, rule, regulation, judgment, order or decree of any government, professional advisory body, administrative agency or court, domestic or foreign, having jurisdiction over the Company or any of Air Response or ARS, or their respective properties which are material to the Company or its business, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any of Air Response or ARS; and no consent, approval, authorization or order of any court or governmental or other regulatory agency or body is required for the consummation by the Company or any of Air Response or ARS of the transactions on their part herein contemplated, except such as may be required under the Act or under state securities or blue sky laws, except where a breach, violation or failure to obtain such consent would not have a material adverse effect upon the business or operation of the Company or Air Response or ARS.

                  (g) Subsequent to the date hereof, and prior to the Closing Date and the Option Closing Date, the Company will not issue or acquire any equity securities other than securities of Air Response and ARS, pursuant to the terms of the Air Response

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Agreement and the ARS Agreement, and as described in the Registration Statement, and that neither Air Response nor ARS has issued or acquired any equity or debt securities, and except that the Company may make short-term investments as contemplated in the "Use of Proceeds" section of the Prospectus. Except as described in the Registration Statement, the Company does not have, and at the Closing Date will not have, outstanding any options to purchase or rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of its Preferred Stock, Common Stock or any such options, warrants, convertible securities or obligations.

                  (h) The financial statements and notes thereto included in the Registration Statement and the Prospectus fairly present the financial position and the results of operations of each of the Company, Air Response and ARS at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.

                  (i) Except as set forth in the Registration Statement, the Company and each of Air Response and ARS are not, and at the Closing Date and at the Option Closing Date will not be, in violation or breach of, or default in, the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or any of Air Response and ARS are a party or by which the Company or any of Air Response and ARS may be bound or to which any of the property or assets of the Company or any of Air Response and ARS are subject, which violations, breaches, default or defaults, singularly or in the aggregate, would have a material adverse effect on the Company or any of Air Response and ARS. The Company and each of Air Response and ARS have not and will not have taken any action in material violation of the provisions of the Articles of Incorporation, as amended, or the Bylaws of the Company or Air Response and ARS or any statute or any order, rule or regulation of any court or regulatory authority or governmental body having jurisdiction over or application to the Company or Air Response and ARS, their businesses or properties.

                  (j) (i) The financial statements and schedules of the Company included as part of the Registration Statement or the Prospectus present fairly and financial condition of the Company as of the dates thereof, and the results of operations of the Company for the periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire periods involved; (ii) the financial

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statements and schedules of each of Air Response and ARS included as part of the
Registration Statement or the Prospectus present fairly the financial condition of Air Response and ARS, respectively, as of the dates thereof, and the results of operations of Air Response and ARS, respectively, for the periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire periods involved; (iii) Grant Thornton, LLP (the "Company's Accountants"), who have reported on such financial statements and schedules of the Company, are independent accountants with respect to the Company, Air Response and ARS as required by the Act and the Rules and Regulations; (iv) Staff Ciampino & Company, P.C., who have reported on such financial statements and schedules for each of Air Response and ARS, are independent accountants with respect to Air Response and ARS, as required by the Act and the Rules and Regulations, and (v) no other financial statements or schedules of the Company, Air Response or ARS are required to be included in the Registration Statement or the Prospectus.

                  (k) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date or the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) each of the Company, Air Response or ARS has and will have conducted its business in substantially the same manner as on December 31, 1997; (ii) neither the Company nor Air Response or ARS has incurred or will have incurred any material liability or obligation, direct or contingent, or has entered into or will have entered into any material transaction; (iii) neither the Company nor Air Response or ARS has or will have paid or declared any dividend or other distribution on its capital stock, and
(iv) there has not been and will not have been any change in (A) the capitalization of the Company, Air Response or ARS, (B) the business, properties, prospects, financial condition or results of operations of the Company, Air Response or ARS, or (C) the value of the assets of the Company, Air Response or ARS, arising for any reason whatsoever.

                  (l) Except as set forth in or contemplated by the Registration Statement and the Prospectus, neither the Company nor Air Response or ARS has, or at the Closing Date or the Option Closing Date will have, any material contingent obligation.

                  (m) The Company and each of Air Response and ARS have, and at the Closing Date and at the Option Closing Date will have, good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances, claims, security interests, restrictions and defects of any material nature whatsoever, except such as are described or referred to in the Prospectus and liens for taxes not

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yet due and payable. All of the material leases and subleases under which the
Company or any of Air Response and ARS are the lessor or sublessor of properties or assets or under which the Company or any of Air Response and ARS hold properties or assets as lessee as described in the Prospectus are, and will on the Closing Date and the Option Closing Date be, in full force and effect, and except as described in the Prospectus, the Company and Air Response and ARS are not and will not be in default in respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company or any of Air Response and ARS as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any of Air Response and ARS to continue possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus, and the Company and each of Air Response and ARS owns or leases all such properties as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted set forth in the Prospectus.

                  (n) The authorized, issued and outstanding capital stock of the Company as of March 31, 1998 and as of the date of the Prospectus is as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company, Air Response or ARS have been granted or entered into by the Company, Air Response or ARS, as the case may be, with respect to any of their securities; and the Common Stock, the Warrants, the Representative's Warrant, the Representative's Securities, the Overallotment Option and the Overallotment Securities, and all such options and warrants conform in all material respects, to all statements relating thereto contained in the Registration Statement and Prospectus.

                  (o) Except as described in the Prospectus, neither the Company, nor Air Response or ARS owns or controls any capital stock or securities of, or have any proprietary interest in, or otherwise participate in any other corporation, partnership, joint venture, firm, association or business organization, except that, at the Closing Date and Option Closing Date, the Company, pursuant to the execution, delivery and consummation of each of the Air Response Agreement and ARS Agreement prior to the Offering, will own all the issued and outstanding capital stock of Air Response and ARS; provided, however, that this provision shall not be applicable to the investment, if any, of the net proceeds from the sale of the

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Securities sold by the Company in certificates of deposits, savings deposits, short-term obligations of the United States Government, money market instruments or other short-term investments.

                  (p) To the knowledge of the Company, Air Response and ARS, respectively, Grant Thornton LLP and Staff Ciampino & Company, P.C., who have given their reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are with respect to the Company, in the former case, and with respect to Air Response and ARS in the latter case, independent public accountants as required by the Act and the Rules and Regulations.

                  (q) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company, Air Response nor ARS have (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money; or (ii) entered into any material transaction other than in the ordinary course of business; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

                  (r) There is no litigation or governmental proceeding pending, or to the knowledge of the Company, Air Response or ARS, respectively, as the case may be, threatened against, or involving the properties or business of the Company, Air Response or ARS which might materially adversely affect the value, assets or the operation of the properties or the business of the Company, Air Response or ARS, except as referred to in the Prospectus. Further, except as referred to in the Prospectus, there are no pending actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race, nor is the Company, Air Response or ARS charged with or, to its knowledge, under investigation with respect to any violation of any statutes or regulations of any regulatory authority having jurisdiction over its business or operations, and no labor disturbances by the employees of the Company, Air Response or ARS exist or, to the knowledge of the Company, Air Response or ARS, have been threatened.

                  (s) Each of the Company, Air Response and ARS has, and at the Closing Date and at the Option Closing Date will have, filed all necessary federal, state and foreign income and franchise tax returns or has requested extensions thereof (except in any case where the failure to so file would not have a material adverse effect on the Company, Air Response or ARS, as the case may be), and has paid all taxes which it believes in good faith were

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required to be paid by it except for any such tax that currently is being contested in good faith or as described in the Prospectus.

                  (t) The Company, Air Response and ARS are each in compliance with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder (the "Exchange Act") and, except as disclosed in the Prospectus, to the Company's knowledge, neither the Company, Air Response nor ARS, nor any of their respective employees, officers, directors or agents, has made, directly or indirectly, any payment of funds of such entity or received or retained funds in violation of any law, rule or regulation, which payment, receipt on retention is of a character which is required to be disclosed in the Prospectus.

                  (u) Each of the Company, Air Response and ARS has not at any time (i) made any contribution to any candidate for political office, or failed to disclose fully any such contribution, in violation of law, or (ii) made any payment to any state, federal, foreign governmental or professional regulatory agency, officer or official or other person charged with similar public, quasi-public or professional regulatory duties, other than payments or contributions required or allowed by applicable law.

                  (v) Except as set forth in the Registration Statement, to the knowledge of the Company, Air Response and ARS, neither any of the Company, Air Response and ARS, nor any of officer, director, employee or agent of the Company, Air Response and ARS, has made any payment or transfer of any funds or assets of any such entity or conferred any personal benefit by use of such entity's assets or received any funds, assets or personal benefit in violation of any law, rule or regulation, which is required to be stated in the Registration Statement or necessary to make the statements therein not misleading.

                  (w) On the Closing Date, all transfer or other taxes, if any (other than income tax) which are required to be paid, and are due and payable, in connection with the sale and transfer of the capital stock of each of Air Response and ARS by Louis R. Capece, Jr. to the Company, and of the Securities by the Company to the Underwriter will have been fully paid or provided for by the Company as the case may be, and all laws imposing such taxes will have been fully complied with in all material respects.

                  (x) There are no contracts or other documents of the Company, Air Response or ARS which are of a character required to be described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed.

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                  (y) The Company will apply the net proceeds from the sale of the Securities sold by it for the purposes and in the manner set forth in the Registration Statement and Prospectus under the heading "Use of Proceeds."

                  (z) The Company, Air Response and ARS each maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(1) transactions are executed in accordance with management's general or specified authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorizations; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (aa) Except as set forth in the Prospectus, no holder of any securities of the Company, Air Response or ARS has the right to require registration of any securities because of the filing or effectiveness of the Registration Statement.

                  (bb) Neither the Company nor Air Response or ARS have taken and at the Closing Date will not have taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or the Warrants to facilitate the sale or resale of such securities.

                  (cc) To the best of the Company's, or Air Response's or ARS' knowledge, there are no claims for services in the nature of a finder's origination fee with respect to the sale of the Securities hereunder or the sale of the capital stock of Air Response or ARS.


                  (dd) No right of first refusal exists with respect to any sale of securities by the Company, Air Response or ARS, except that right of first refusal granted by the Company to the Representative to underwrite or place any public private offering of any debt or equity securities of the Company (excluding sales to employees of the Company) or any of its subsidiaries (including Air Response and ARS) or affiliates for three years following the Closing Date, and as to which the Representative shall have twenty (20) days after its receipt of written notice thereof to accept or decline such offering. If the Representative declines to participate in such offering and if thereafter the terms of such offering are modified, the Representative shall have up to ten (10) days thereafter to accept or decline the modified terms. In addition, for the two years


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following the Effective Date, the Representative has the right, to purchase or sell for its account any securities sold by officers, directors or holders of at least five percent (5%) of any outstanding securities of any class of securities of the Company (collectively, "Insiders"), any securities sold by Insiders pursuant to Rule 144 or any successor provision thereto.

                  (ee) No statement, representation, warranty or covenant made by the Company, Air Response or ARS in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representative was, when made, or as of the Closing Date or as of the Option Closing Date, will be materially inaccurate, untrue or incorrect.


                  (ff) The Company and each of Air Response and ARS have generally enjoyed satisfactory employer/employee relationships with their respective employees and are in compliance with all federal, state and local laws and regulations respecting the employment of their respective employees and employment practices, terms and conditions of employment and wages and hours relating thereto. To the knowledge of the Company, there are no pending or threatened investigations involving the Company or any of Air Response and ARS by the U.S. Department of Labor or any other federal, state or local agency responsible for the enforcement of such laws and regulations. To the knowledge of each of the Company, Air Response and ARS, there are no unfair labor practice charges or complaints against the Company or any Subsidiary pending before the National Labor Relations Board or any strikes, picketing, boycotts, disputes, slowdowns or stoppage pending or threatened against or involving the Company or any Subsidiary, or any predecessor entity, and none has occurred. No collective bargaining agreements or modifications thereof are currently in effect or being negotiated by the Company or any Subsidiary and their respective employees. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company and any Subsidiary.

                  (gg) Neither the Company, Air Response nor ARS have maintained or contributed to any deferred compensation, profit sharing, savings, retirement, pension or other benefit plan or arrangements with or for the benefit of any person resulting from a relationship with the Company, except as may be disclosed in the Prospectus.

                  (hh) Each of the Company, Air Response and ARS is in compliance with all federal and state laws, rules and regulations relating to consumer protection, occupational safety and health and to the storage, handling or transportation of hazardous or toxic materials and each of the Company, Air Response and ARS has received all permits, licenses or other approvals required of the

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Company, Air Response and ARS under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business and each of the Company, Air Response and ARS is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business, net worth or results of operations of the Company, Air Response and ARS, except as the case may be, as may be described in or contemplated by the Prospectus.

                  (ii) All promissory notes, in an aggregate principal amount of $500,000, issued by the Company pursuant to bridge private placements in either October 1996 or January 1997, have been cancelled and the holders thereof have released and discharged the Company from its obligations thereunder and liabilities therewith.

                  (jj) The Company has received, and promptly presented to the Representative and counsel for the Representative, copies of all duly executed and delivered "lock-up" letters from each of the officers, directors and shareholders of the Company (after giving effect to the Acquisitions) regarding any Common Stock of the Company or securities convertible into or exchangeable for such Common Stock, that each of the foregoing is thereby restricted from selling, hypothecating, pledging or otherwise disposing of any shares of Common Stock or securities convertible into or exchangeable for Common Stock, for two years from the Effective Date (or one year with the prior written consent of the Underwriter).

                  (kk) The Company has received, and promptly presented to the Representative and counsel for the Representative, "10b-5" letters from each of the officers, directors and holders of at least five percent of the outstanding shares of any class of equity stock of the Company (both before and after giving effect to the Acquisitions), whereby such individuals stated that the information contained in the Registration Statement and the Prospectus was accurate, and affirmed that he or she has not, in the five years preceding the Effective Date (or as disclosed in the Registration Statement and Prospectus), been the subject of any court order, judgment or decree restricting in any way such person's involvement in the securities or commodities industries, convicted in or named in a criminal proceeding, the subject of any bankruptcy petition, or found by a court of competent jurisdiction of violating any securities or federal commodities law.

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         3.       Covenants of the Company, Air Response and ARS

         The Company, Air Response and ARS each covenant and agree, as the case may be, that:

                  (a) The Company will cause its Common Stock and Warrants to be registered pursuant to Section 12 of the Exchange Act, not later than the Effective Date.

                  (b) The Company will file with NASDAQ, as long as the Securities are quoted on the NASDAQ National Market System or SmallCap Market, all documents required thereby to maintain listing or quotation thereupon, and will take any and all actions required to comply with and maintain all continuing requirements for listing thereupon.

                 (c) It will notify the Representative immediately of any actual or threatened or impending investigations (formal or informal) or any delisting of other proceedings brought by NASDAQ, the NASD, SEC or any other governmental or regulatory agency or body.

                 (d) It will deliver to the Representative, without charge, two conformed copies of each Registration Statement and of each amendment or supplement thereto, including all financial statements and exhibits.

                (e) The Company has delivered to the Representative, and each of the Selected Dealers, if any, (as hereinafter defined) without charge, as many copies as have been requested of each Preliminary Prospectus heretofore filed with the Commission in accordance with and pursuant to the Commission's Rule 430 under the Act and will deliver to the Representative and to others whose names and addresses are furnished by the Representative or a Selected Dealer, without charge, on the Effective Date of the Registration Statement, and thereafter from time to time during such reasonable period as you may request if, in the opinion of counsel for the Representative, the Prospectus is required by law to be delivered in connection with sales by the Representative or a dealer, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as the Representative may reasonably request for the purposes contemplated by the Act. The Company will take all necessary actions to furnish to whomever directed by the Representative, when and as requested by the Representative, all necessary documents, exhibits, information, applications, instruments and papers as may be reasonably required or, in the written opinion of counsel to the Representative desirable, in order to permit or facilitate the sale of the Securities.

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



                  (f) The Company has authorized the Representative to use, and make available for use by prospective dealers, the Preliminary Prospectus, and authorizes the Representative and all dealers (the "Selected Dealers") selected by the Representative in connection with the distribution of the Securities to be purchased by the Representative and all dealers to whom any of such Securities may be sold by the Representative or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Securities in accordance with the applicable provisions of the Act, the applicable Regulations and applicable state law, until completion of the distribution of the Securities and for such longer period as you may request if the Prospectus is required under the Act, the applicable Regulations or applicable state law to be delivered in connection with sales of the Securities by the Representative or the Selected Dealers.

                  (g) The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Representative immediately, and confirm the notice in writing: (i) when the Registration Statement or any post-effective amendment thereto becomes effective; (ii) of the issuance by the Commission of any stop order or of the initiation, or to the best of the Company's knowledge, the threatening, of any proceedings for that purpose; (iii) of the suspension of the qualification of the Securities and the Representative's Warrants, or underlying securities, for offering or sale in any jurisdiction or of the initiating, or to the best of the Company's knowledge the threatening, of any proceeding for that purpose; and (iv) of the receipt of any comments from the Commission. If the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

                  (h) During the time when a prospectus is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Regulations, as from time to time in force, as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Representative, the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify you promptly and prepare and file with the Commission an appropriate

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



amendment or supplement in accordance with Section 10 of the Act and will furnish to you copies thereof.

                  (i) The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws or blue sky laws of such jurisdictions as you may reasonably designate. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

                  (j) The Company will make generally available to its securityholders, as soon as practicable, but in no event later than the first day of the fifteenth full calendar month following the Effective Date of the Registration Statement, an earnings statement of the Company, which will be in reasonable detail but which need not be audited, covering a period of at least twelve months beginning after the Effective Date of the Registration Statement, which earnings statements shall satisfy the requirements of Section 11(a) of the Act and the Regulations as then in effect. The Company may discharge this obligation in accordance with Rule 158 of the Regulations.

                  (k) During the period of five years commencing on the Effective Date of the Registration Statement, the Company will make available to its stockholders an annual report (including financial statements audited by its independent public accountants), in reasonable detail, and, at its expense, furnish the Representative (i) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and a separate balance sheet of each subsidiary of the Company the accounts of which are not included in such consolidated balance sheet as of the end of such fiscal year, and consolidated statements of operations, stockholders' equity and cash flows of the Company and separate statements of operations, stockholders' equity and cash flows of any subsidiaries of the Company the accounts of which are not included in such consolidated statements, for the fiscal year then ended all in reasonable detail and all certified by independent accountants (within the meaning of the Act and the Regulations), (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, similar balance sheets as of the end of such fiscal quarter and similar statements of operations, stockholders' equity and cash flows for the fiscal quarter then ended, all in reasonable detail, and subject to year end adjustment, all certified by the Company's principal financial officer or the Company's principal accounting officer as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, (iii) as soon as available, each report furnished to or filed with the Commission or any securities exchange and each report and financial statement furnished to the Company's shareholders generally and (iv) as soon as available, such other material as the Underwriter may from time to time reasonably request regarding the financial condition and operations of the Company.

                  (l) For a period of eighteen months from the Closing Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit), the Company's financial statements for each of the first three quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

                  (m) Prior to the filing of the Registration Statement, the Company shall have provided to the Representative the results of any title, lien, uniform commercial code or other search as the Representative or its counsel may request.


                  (n) The Company will have executed and delivered all agreements pertaining to and caused to be consummated, its acquisition of all the outstanding capital stock of each of Air Response, Inc. and Air Response South, Inc. (collectively, the "Acquisitions"), and will further cause all conditions to the Acquisitions to remain fulfilled and otherwise of full force and effect at all times during the term of this Agreement. The Company further understands that the continuing effectiveness of the Acquisitions and its performance of all obligations under all agreements effectuating the Acquisitions are conditions precedent to any obligations of the Underwriter hereunder, and that any failure by the Company to perform, maintain or fulfill any obligations thereunder or hereunder, shall immediately release the Underwriter from all its obligations and duties hereunder.

                  (o) Prior to the Closing Date or the Option Closing Date, neither the Company nor any of Air Response or ARS will issue, directly or indirectly, without your prior written consent and that of counsel for the Representative, any press release or other public announcement or hold any press conference with respect to the Company or its activities with respect to this Offering.

                  (p) The Company will deliver to you prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date of the Registration Statement and will not file any such amendment or supplement to which you shall reasonably object after being furnished such copy.

                  (q) During the period of 120 days commencing on the date hereof, the Company will not at any time take, directly or indirectly, any action designed to, or which will constitute or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of any of the Securities.


                  (r) The Company will apply the net proceeds from the Offering received by it in the manner set forth under "Use of Proceeds" in the Prospectus.



                  (s) Counsel for the Company, the Company's accountants, and the officers and directors of the Company will, respectively, furnish the opinions, the letters and the certificates referred to in subsections of Paragraph 9 hereof, and, in the event that the Company shall file any amendment to the Registration Statement relating to the offering of the Securities or any amendment or supplement to the Prospectus relating to the offering of the Securities subsequent to the Effective Date of the Registration Statement, such counsel, such accountants, such officers and directors, respectively, will, at the time of such filing or at such subsequent time as you shall specify, so long as securities being registered by such amendment or supplement are being underwritten by the Underwriters, furnish to you such opinions, letters and certificates, each dated the date of its delivery, of the same nature as the opinions, the letters and the certificates referred to in said Paragraph 9, as you may reasonably request, or, if any such opinion or letter or certificate cannot be furnished by reason of the fact that such counsel or such accountants or any such officer or director believes that the same would be inaccurate, such counsel or such accountants or such officer or director will furnish an accurate opinion or letter or certificate with respect to the same subject matter.

                  (t) The Company will comply with all of the provisions of any undertakings contained in the Registration Statement in all material respects.

                  (u) The Company will reserve and keep available for issuance that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants and issuable upon exercise of the Representative's Warrants (including the underlying securities) outstanding from time to time.

                  (v) During a period of three years commencing on the Effective Date, the Company will furnish to you and any Selected Dealers, who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and such Selected Dealers who may request a copy of each annual or other report which the Company is required to file with the Commission.

                  (w) Following the Effective Date and from time to time thereafter, so long as the Warrants are outstanding, the Company will timely prepare and file at its sole cost and expense one or more post-effective amendments to the Registration Statement or a new registration statement as required by law as will permit Warrant holders to be furnished with a current prospectus in the event Warrants are exercised, and to use its best efforts and due diligence to have same be declared effective. The Company will deliver a draft of each such post-effective amendment or new registration statement to the Representative at least ten days prior to the filing of such post-effective amendment or registration statement.

                  (x) Following the Effective Date and from time to time thereafter so long as any of the Warrants remain outstanding, the Company will timely deliver and supply to its Warrant Agent sufficient copies of the Company's current Prospectus, as will enable such Warrant Agent to deliver a copy of such Prospectus to any Warrant or other holder where such Prospectus delivery is by law required to be made.

                  (y) So long as any of the Warrants remain outstanding, the Company shall continue to employ the services of a firm of independent certified public accountants reasonably acceptable to the Representative in connection with the preparation of the financial statements to be included in any registration statement to be filed by the Company hereunder, or any amendment or supplement thereto (it being understood that Grant Thornton LLP is acceptable to the Representative). During the same period, the Company shall employ the services of a law firm(s) suitably experienced in corporate and securities laws in connection with all legal work of the Company, including the preparation of a registration statement to be filed by the Company hereunder, or any amendment or supplement thereto.

                  (z) So long as any of the Warrants remain outstanding, the Company shall continue to appoint a Warrant Agent for the Warrants, who shall be reasonably acceptable to the Representative.

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



                  (aa) The Company agrees that it will, upon the Closing Date, for a period of no less than three (3) years, engage a designee of the Representative as an advisor (the "Advisor") to its Board of Directors where such Advisor shall attend meetings of the Board, receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors and shall be entitled to receive compensation therefor equal to the entitlement of all non-employee directors. Such Advisor shall also be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging, and transportation. The Company further agrees that during said three (3) year period, it shall schedule no less than four (4) formal and "in person" meetings of its Board of Directors in each such year and fifteen (15) days advance notice of such meetings shall be given to the Advisor. Further, during such three (3) year period, the Company shall give notice to the Underwriter with respect to any proposed acquisitions, mergers, reorganizations or other similar transactions. The Representative shall have the right during such three-year periods in its sole discretion, to designate one person for election as a Director of the Company and the Company will utilize its best efforts to obtain the election of such person who shall be entitled to receive the same compensation, expense reimbursements and other benefits set forth above.

                 The Company agrees to indemnify and hold the Representative and such Advisor or Director harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of your designee at any such meeting described herein. In the event the Company maintains a liability insurance policy affording coverage for the acts of its of officers and directors, it agrees, if possible, to include the Underwriter's designee as an insured under such policy.

                  (bb) Upon the Closing Date, the Company shall have entered into a two year agreement with the Representative in form reasonably satisfactory to the Underwriter (the "Consulting Agreement"), pursuant to which the Representative will be retained as a management and financial consultant and will be paid an aggregate fee of $120,000, exclusive of any non-accountable out-of-pocket expenses, all of which shall be paid upon the Closing Date.

                  (cc) The Company will apply for listing in Standard and Poor's Corporation Reports or Moody's OTC Guide and shall use its best efforts to have the Company included in such publications, as soon as is practicable following the Closing Date and for at least five years from the Closing Date.

                  (dd) For a period of twenty-four (24) months from the Effective Date, no officer, director or holder of any securities of

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the Company prior to the Offering will, directly or indirectly, offer, sell
(including any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any shares of Common Stock into public markets, including shares of Common Stock issuable upon exercise of options, warrants or any convertible securities of the Company, without the prior written consent of the Representative, other than as set forth in the Registration Statement. In order to enforce this covenant, the Company shall impose stop-transfer instructions with respect to the securities owned by every stockholder prior to the Offering until the end of such period (subject to any exceptions to such limitation on transferability set forth in the Registration Statement). Notwithstanding the foregoing, the Company's current stockholders shall be permitted to make transfers for estate planning purposes or in private sales, so long as the transferee agrees in writing to be bound by the foregoing provisions. If necessary to comply with any applicable Blue-sky Law, the shares held by such stockholders will be escrowed with counsel for the Company or otherwise as required. In addition, prior to the end of such twenty-four (24) month period, the Company will not permit its counsel to issue any opinions to remove any legends or any of its securities.

                  (ee) Except for the issuance of shares of capital stock by the Company in connection with the exercise of warrants or options outstanding as of the Closing Date and Option Closing Date and as disclosed in the Registration Statement, the Company shall not, for a period of twenty-four (24) months following the Closing Date, directly or indirectly, offer, sell, issue, agree to issue or transfer any of its debt, equity or other securities of any kind, including any security exchangeable or exercisable for, or convertible into, shares of its capital stock or register any of such securities (under any form of registration statement, including Form S-8), without the prior written consent of the Underwriter. Options granted pursuant to plans as described in or permitted under the Registration Statement must be exercisable at the fair market value on the date of grant.

                  (ff) For so long as any of the Warrants remain outstanding, the Company shall maintain "key person" life insurance payable to the Company on the life of Kevin L. Burkhardt, its Chief Executive Officer, in the amount of $1,000,000, unless his employment with the Company is earlier terminated. In such event, the Company will obtain a comparable policy on the life of his successor for the balance of such period.

                  (gg) Each of the Company, Air Response and ARS will use their best efforts to obtain, as soon after the Closing Date as is reasonably possible, liability insurance covering their officers and directors.

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                  (hh) Each of the Company, Air Response and ARS agree that any conflict of interest arising between a member of any such company's Board of Directors and such company in connection with such Director's dealing with, or obligations to, such company, shall be resolved by a vote of the majority of the independent members of the Board of Directors of such company.

                  (ii) The Company agrees that it will employ the services of a financial public relations firm reasonably acceptable to the Representative for a period of at least twelve months following the Effective Date.

                  (jj) For a period of two (2) years from the Effective Date, at the request of the Representative, the Company shall provide promptly, at its expense, copies of the Company's monthly transfer sheets furnished to it by its transfer agent and copies of the securities positions provided to it by the Depository Trust Company.

                  (kk) The Company shall take all actions necessary or required to effectuate and preserve the registration rights granted to the Underwriter pursuant to the Underwriter's Warrant.

         4.       Sale, Purchase and Delivery of Securities: Closing Date

                  (a) The Company agrees to sell to the Representative, and the Underwriters, and each of the Representative and the Underwriters on the basis of the warranties, representations and agreements of the Company herein, and subject to the terms and conditions herein, agrees to purchase the Securities as the amounts specified on Schedule A attached hereto from the Company at a price of $6.50 per share of Common Stock and $.10 per Warrant, less an underwriting discount of ten percent (10%) of the offering price for each security. The Representative may allow a concession not exceeding $.__ per share of Common Stock and $.___ per Warrant to Selected Dealers who are members of the National Association of Securities Dealers, Inc ("NASD"), and to certain foreign dealers.

                  (b) Delivery of the Securities and payment therefor shall be made at 10:00 A.M., New York time on the Closing Date, as hereinafter defined, at the offices of the Underwriter or such other location as may be agreed upon by you and the Company. Delivery of certificates for the Common Stock and Warrants (in definitive form and registered in such names and in such denominations as you shall request by written notice to the Company delivered at least two business days' prior to the Closing Date), shall be made to you against payment of the purchase price therefor by certified or bank check or wire transfer payable in New York Clearing House funds to the order of the Company. The Company will make such certificates available for inspection at least two

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



business days prior to the Closing Date at such place as you shall designate.

                  (c) Unless otherwise agreed, the "Closing Date" shall be _____________, 1998, or such other date not later than the sixth business day following the effective date of the Registration Statement as you shall determine and advise the Company.

                  (d) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by the Company to the Underwriters shall be borne by the Company. The Company will pay and hold the Underwriters, and any subsequent holder of the Securities, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriters of the Securities or any portions thereof.

         5.       Sale, Purchase and Delivery of the Overallotment Securities:
                  Option Closing Date

                  (a) The Company agrees to sell to the Representative, and upon the basis of the representations, warranties and agreements of the Company herein contained, subject to the satisfaction of all the terms and conditions of this Agreement, the Representative shall have the option (the "Overallotment Option") to purchase the Overallotment Securities from the Company, at the same price per Security as set forth in Paragraph 4(a) above. Overallotment Securities may be purchased solely for the purpose of covering overallotments made in connection with the distribution and sale of the Securities.

                  (b) The Overallotment Option to purchase all or part of the Overallotment Securities covered thereby is exercisable by you at any time and from time to time before the expiration of a period of 45 calendar days from the date of the Effective Date of the Registration Statement (the "Option Period") by written notice to the Company setting forth the number of Overallotment Securities for which the Option is being exercised, the name or names in which the certificates for such Overallotment Securities are to be registered and the denominations of such certificates. Upon each exercise of the Overallotment Option, the Company shall sell to the Representative the aggregate number of Overallotment Securities specified in the notice exercising such Overallotment Option.

                  (c) Delivery of the Overallotment Securities with respect to which the Overallotment Option shall have been exercised and payment therefor shall be made at 10:00 A.M., New York time on the Option Closing Date, as hereinafter defined, at the offices of

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



the Representative or at such other locations as may be agreed upon by you and the Company. Delivery of certificates for Overallotment Securities shall be made to you against payment of the purchase price therefor by certified or bank check or wire transfer in New York Clearing House Funds to the order of the Company. The Company will make certificates for Overallotment Securities to be purchased at the Option Closing Date available for inspection at least two business days prior to such Option Closing Date at such place as you shall designate.

                  (d) The "Option Closing Date" shall be the date not later than five business days after the end of the Option Period as you shall determine and advise the Company by at least three full business days' notice, unless some other time is agreed upon between you and the Company.

                  (e) The obligations of the Representative to purchase and pay for Overallotment Securities at such Option Closing Date shall be subject to compliance as of such date with all the conditions specified in Paragraph 2 herein and the delivery to you of opinions, certificates and letters, each dated such Option Closing Date, substantially similar in scope to those specified in Paragraph 9 herein.

                  (f) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Overallotment Securities by the Company to the Representative shall be borne by the Company. The Company will pay and hold the Representative, and any subsequent holder of Overallotment Securities, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Representative of the Overallotment Securities or any portion thereof.

         6.       Warrant Solicitation Fee

         The Company agrees to pay the Representative a fee of five percent (5%) of the aggregate exercise price of the Warrants if: (i) the market price of the Common Stock is greater than the exercise price of the Warrants on the date of exercise; (ii) the exercise of the Warrants are solicited by a member of the NASD and the customer states in writing that the transaction was solicited and designates in writing the broker-dealer to receive compensation for the exercise; (iii) the Warrants are not held in a discretionary account; (iv) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of the exercise of the Warrant; and (v) the solicitation of the Warrant is not in violation of Regulation M promulgated under the Exchange Act. The Company agrees not to solicit the exercise of

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



any Warrants other than through the Representative and will not authorize any other dealer to engage in such solicitation without the prior written consent of the Representative which will not be unreasonably withheld. The Warrant solicitation fee will not be paid in a non-solicited transaction. No Warrant solicitation by the Representative will occur prior to one year from the Effective Date.

         7.       Representations and Warranties of the Representative

         The Representative represents and warrants to the Company that:

                  (a) The Representative is a member in good standing of the National Association of Securities Dealers, Inc., and has complied with all NASD requirements concerning net capital and compensation to be received in connection with the Offering.

               (b) To the Representative's knowledge, there are no claims for services in the nature of a finder's origination fee with respect to the sale of the Securities hereunder to which the Company, Air Response or ARS is, or may become, obligated to pay.

               (c) Neither the Representative nor its registered representatives have provided purchasers of the Securities with any information concerning the Company, Air Response or ARS other than the Preliminary Prospectus and the Prospectus.

         8.       Payment of Expenses

                  (a) The Company will pay and bear all costs, fees, taxes and expenses incident to and in connection with: (i) the issuance, offer, sale and delivery of the Securities, including all expenses and fees incident to the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement (including all exhibits thereto), each Preliminary Prospectus, the Prospectus, and amendments and post-effective amendments thereof and supplements thereto, and this Agreement and related documents, Preliminary and Final Blue Sky Memoranda, including the cost of preparing and copying all copies thereof in quantities deemed necessary by the Underwriters; (ii) the costs of preparing transaction closing binders and lucite cube mementos in such quantity as the Underwriter specifies, and the preparing and printing all "Tombstone" and other appropriate advertisements in The Wall Street Journal, The New York Times and other publications selected by the Representative; (iii) the printing, engraving, issuance and delivery of the Common Stock, Warrants, Warrant Shares, Additional Securities, Underwriter's Warrants and the securities underlying the Representative's Warrants, including any transfer or other taxes payable thereon in connection with the original issuance thereof; (iv) the qualification of the Common Stock and Warrants under the state or foreign securities or "Blue

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



Sky" laws selected by the Representative and the Company, and all legal fees of counsel for the Representative in connection therewith (in the amount of $40,000) plus all disbursements and filing fees incurred by such counsel for such states; (v) a fee of $20,000 to be paid to counsel to the Representative for the preparation of a secondary trading memorandum; (vi) fees and disbursements of counsel and accountants for the Company, including those incurred in connection with the actions specified in the foregoing clause (i);
(vii) other expenses and disbursements reasonably incurred on behalf of the Company; (viii) the filing fees payable to the Commission and the National Association of Securities Dealers, Inc. ("NASD"); and (ix) any application for listing of the Common Stock and Warrants on a securities exchange or on NASDAQ.

                  (b) In addition to the expenses to be paid and borne by the Company referred to in Paragraph 8(a) above, the Company shall reimburse you at closing for expenses incurred by you in connection with the Offering (for which you need not make any accounting), in the amount of 3% of the price to the public of the Securities and Additional Securities sold in the Offering. This 3% non-accountable expense allowance shall cover the fees of your legal counsel, but shall not include any expenses for which the Company is responsible under Paragraph 8(a) above, including the reasonable fees and disbursements of your legal counsel with respect to Blue Sky matters.

                  (c) In the event that the Company does not or cannot, for any reason whatsoever other than a default by the Representative, proceed with the Offering, or if any of the representations, warranties or covenants contained in this Agreement are not materially correct or cannot be complied with by the Company, or business prospects or obligations of the Company are adversely affected and the Company does not commence or continue with the Offering at any time or terminates the proposed transaction prior to the Closing Date, the Company shall reimburse the Representative on an accountable basis for all out-of-pocket expenses actually incurred in connection with the Underwriting, this Agreement and all of the transactions hereby contemplated (including, without limitation, your legal fees and expenses).

         9.       Conditions of Representative's Obligations

         The obligations of the Representative to consummate the transactions contemplated by this Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date, the accuracy of the statements of the Company and its officers and directors made pursuant to the provisions hereof, and to the performance by the Company of its covenants and agreements hereunder and under any and all covenants and agreements contemplated herein and under each certificate, opinion and document contemplated hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date following the date of this Agreement, or such later date and time as shall be consented to in writing by you and, on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities laws of any jurisdiction shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or to your knowledge or the knowledge of the Company, shall be contemplated by the Commission or any such authorities of any jurisdiction and any request on the part of the Commission or any such authorities for additional information shall have been complied with to the reasonable satisfaction of the Commission or such authorities and counsel to the Underwriter and after the date hereof no amendment or supplement shall have been filed to the Registration Statement or Prospectus without your prior consent.

                  (b) The Registration Statement or the Prospectus or any amendment thereof or supplement thereto shall not contain an untrue statement of a fact which is material, or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, not misleading.

                  (c) Between the time of the execution and delivery of this Agreement and the Closing Date, there shall be no litigation instituted against the Company, Air Response or ARS or any of their officers or directors and between such dates there shall be no proceeding instituted or, to the Company's knowledge, threatened against the Company, Air Response or ARS or any of their officers or directors before or by any federal, state or county commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a material adverse effect on the Company or its business, business prospects or properties, or have a material adverse effect on the financial condition or results of operation of the Company.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall have been no litigation instituted against the Company, Air Response or ARS or any officer or director of the Company, Air Response or ARS, and since such dates there shall have been no proceeding instituted or threatened against the Company, Air Response or ARS or any officer or director of the Company, Air

Response or ARS, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental agency or body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could materially affect the business, properties, prospects, financial condition or results of operations of the Company, Air Response or ARS, and (ii) no executive officer of the Company listed as such in the Prospectus shall have died, become physically or mentally disabled, resigned or been removed or discharged.

                  (e) Each of the representations and warranties of the Company contained herein and each certificate and document contemplated under this Agreement to be delivered to you shall be true and correct at the Closing Date as if made at the Closing Date, and all covenants and agreements contained herein and in each such certificate and document to be performed on the part of the Company, and all conditions contained herein and in each such certificate and document to be fulfilled or complied with by the Company at or prior to the Closing Date shall be fulfilled or complied with.

                  (f) At the Closing Date, you shall have received the opinion of Bondy & Schloss LLP, counsel to the Company, dated as of such Closing Date, addressed to the Representative and in form and substance satisfactory to counsel to the Representative, to the effect that:


                      (i) The Company and each of Air Response and ARS are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation with full corporate power and authority, and all licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate their properties and to conduct their businesses as described in the Registration Statement. The Company and each of Air Response and ARS are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company and each of Air Response and ARS;


                      (ii) The Company has full corporate power and authority to execute, deliver and perform the Underwriting Agreement, the Consulting Agreement, the Air Response Agreement, the ARS Agreement, the Warrant Agreement and the Representative's Warrants and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Underwriting Agreement, the Consulting Agreement, the Air Response Agreement, the ARS Agreement, the Warrant Agreement and the Representative's Warrants by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement, the Consulting Agreement, the Air Response Agreement, the ARS Agreement, the Warrant Agreement and the Representative's Warrants have been duly authorized by all necessary corporate action, and each of the Underwriting Agreement, the Consulting Agreement, the Air Response Agreement, the ARS Agreement, the Warrant Agreement and the Representative's Warrants have been duly executed and delivered by the Company. Each of the Underwriting Agreement, the Consulting Agreement, the Air Response Agreement, the ARS Agreement, the Warrant Agreement and the Representative's Warrants is a valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions and the contribution provisions set forth in the Underwriting Agreement may be limited by the federal securities laws or public policy underlying such laws;

                      (iii) The execution, delivery and performance of the Underwriting Agreement, the Consulting Agreement, the Air Response Agreement, the ARS Agreement, the Warrant Agreement and the Representative's Warrants by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement, the Consulting Agreement, the Air Response Agreement, the ARS Agreement, the Warrant Agreement and the Representative's Warrants do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Articles of Incorporation, as the same may be amended, or Bylaws of the Company or any of Air Response and ARS, (B) to the best of our knowledge, result in a breach of, or conflict with, any terms or provisions of or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of Air Response and ARS pursuant to, any indenture, mortgage, note, contract, commitment or other material agreement or instrument to which the Company or any of Air Response and ARS are a party or by which the Company or any of Air Response and ARS or any of their properties or assets are or may be bound or affected, except where any of the foregoing would not result in a material adverse effect upon the Company's or Air Response's and ARS' business or operations; (C) to the best of our knowledge, violate any existing applicable law, rule or regulation or judgment, order or decree known to us of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of Air Response and ARS or any of their respective properties or businesses; or (D) to the best of our knowledge, have any effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any of Air Response and ARS to own or lease and operate their properties and to conduct their business or the ability of the Company or any of Air Response and ARS to make use thereof;

                      (iv) Each of Air Response and ARS has full corporate power and authority to execute, deliver and perform the Air Response Agreement and the ARS Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Air Response Agreement and the ARS Agreement by Air Response and ARS, and the consummation of the transactions contemplated therein and the compliance by Air Response and ARS with the terms of the Air Response Agreement and ARS Agreement, respectively, have been duly authorized by all necessary corporate action. The Air Response Agreement and ARS Agreement are valid and binding obligations of Air Response and ARS, respectively, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization moratorium, and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions and the contribution provisions set forth in the Underwriting Agreement may be limited by the federal securities laws or public policy underlying such laws. Each of the Air Response Agreement and ARS Agreement have been duly executed, delivered and performed by each of the parties thereto, and the transactions contemplated thereby have been consummated. The Company is now the sole owner of all the capital stock of each of Air Response and ARS, and there is no outstanding capital stock of either Air Response or ARS owned by any party other than the Company.

                      (v) To the best of our knowledge, no authorization, approval, consent, order, registration, license or permit of any court or governmental agency or body (other than under the Act, the Regulations and applicable state securities or Blue Sky laws) is required for the valid authorization, issuance, sale and delivery of the Securities, the Additional Securities, the Common Stock, the Warrants, the Warrant Shares, or the Representative's Warrants, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement or the Representative's Warrants;


                      (vi) The Registration Statement was declared effective under the Act on ___________, 1998; to the best our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under the Act or applicable state securities laws;

                      (vii) The Registration Statement and the Prospectus, as of the Effective Date (except for the financial statements and other financial data included therein or omitted therefrom, as to which we express no opinion), comply as to form in all material respects with the requirements of the Act and Regulations and the conditions for use of a registration statement on Form SB-2 have been satisfied by the Company;

                      (viii) The description in the Registration Statement and the Prospectus of statutes, regulations, contracts and other documents have been reviewed by us, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed, and to the best of our knowledge, there are no material statutes or regulations, or, to the best of our knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

                      To the best of our knowledge, none of the material provisions of the contracts or instruments described above violates any existing applicable law, rule or regulation or judgment, order or decree known to us of any United States governmental agency or court having jurisdiction over the Company or any of its assets or businesses;

                      (ix) The outstanding Common Stock and Warrants of the Company, and all the issued and outstanding shares of the capital stock of each of Air Response and ARS, have been duly authorized and validly issued. The outstanding Common Stock of the Company is fully paid and nonassessable. None of the outstanding Common Stock of any of the Company, Air Response and ARS has been issued in violation of the preemptive rights of any stockholder of the Company, Air Response or ARS, as the case may be. All of the issued and outstanding shares of the capital stock of each of Air Response and ARS, after giving effect to the consummation of the transactions contemplated by the Air Response Agreement and the ARS Agreement, will be owned by the Company free and clear of any mortgage, pledge, lien, charge or encumbrance, except as set forth in the Registration Statement and the Prospectus. None of the holders of the outstanding Common Stock of the Company is subject to personal liability solely by reason of being such a holder. The authorized Common Stock conforms to the description thereof contained in the Registration Statement and Prospectus. To the best of our knowledge, except as set forth in the Prospectus, no holders of any of the Company's securities or of the securities of Air

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



Response and ARS has any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act;

                      (x) The issuance and sale of the Securities, the Additional Securities, the Common Stock, the Warrants, the Warrant Shares and the Representative's Warrants have been duly authorized and when issued and paid for in accordance with the Underwriting Agreement or the respective Warrants will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. Neither the Securities, the Additional Securities, nor the Common Stock are subject to preemptive rights of any stockholder of the Company. The certificates representing the Securities are in proper legal form;

                      (xi) The issuance and sale of the Warrant Shares and the Representative's Warrants have been duly authorized and, when paid for, issued and delivered pursuant to the terms of the Warrant Agreement or the Representative's Warrants, as the case may be, the Warrants and the Representative's Warrants will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, to issue and sell the Warrants, the Warrant Shares and/or Representative's Warrants. All corporate action required to be taken for the authorization, issuance and sale of the securities has been duly, validly and sufficiently taken. The Common Stock and the Warrants have been duly authorized by the Company to be offered in the form of the Securities. The Warrants, the Warrant Shares and the Representative's Warrants conform to the descriptions thereof contained in the Registration Statement and Prospectus;

                      (xii) The Representative has acquired good title to the Securities, free and clear of all liens, encumbrances, equities, security interests and claims, provided that the Representative is a bona fide purchaser as defined in 'SS'8-302 of the Uniform Commercial Code;

                      (xiii) Assuming that the Representative exercises the overallotment option to purchase the Additional Securities and make payments therefor in accordance with the terms of the Underwriting Agreement, upon delivery of the Additional Securities to the Representative thereunder, the Representative will acquire good title to the Additional Securities, free and clear of any liens, encumbrances, equities, security interests and claims, provided that the Representative is a bona fide purchaser as defined in 'SS'8-302 of the Uniform Commercial Code;

                      (xiv) To the best of our knowledge, after due inquiry, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company or any of Air Response and ARS or involving their properties or businesses, other than as described in the Prospectus, such description being accurate, and other than litigation incident to the kind of business conducted by the Company or any of Air Response and ARS which, individually and in the aggregate, is not material, and, except as otherwise disclosed in the Prospectus and the Registration Statement, the Company and Air Response and ARS have complied with all federal and state laws, statutes and regulations concerning its business;

                      (xv) All sales of the Company's securities, and the Company's purchase of all the capital stock of each of Air Response and ARS, have been made in compliance with or under an exemption from the registration requirements of the Act, and no purchaser of such securities in any such sale has a right of action against the Company for failure to comply with the registration or filing requirements of any state;

                      (xvi) The Company has no subsidiaries other than Air Response and ARS;

                      (xvii) We have participated in reviews and discussions in connection with the preparation of the Registration Statement and the Prospectus. Although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, no facts came to our attention which lead us to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which we express no opinion), on the Effective Date, contained any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which we express no opinion) contains any untrue statement or a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (xviii) The Company has, or will have before the Effective Date, gained approval for listing of the Common Stock and Warrants on the NASDAQ SmallCap Market and will maintain and fulfill all requirements for continued listing thereupon;

                      (xix) The Company shall have obtained, and provided copies to the Representative and counsel to the Representative of, cancelled promissory notes in the aggregate principal amount of

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



$500,000 from all investors in the Company's bridge private placements in October 1996 and January 1997, and shall have otherwise be released and discharged by all such investors from all duties and obligations thereunder and liabilities therefor; and

                      (xx) The Company shall have obtained, and provided copies to the Representative and counsel to the Representative of, duly executed and delivered "lock-up" letters from each of the Company's officers, directors and shareholders whereby each such person agrees not to sell, issue, pledge, hypothecate or otherwise transfer, any of such person's shares of Common Stock for a period of twenty-four months from the Closing Date.

                  (g) On or prior to the Closing Date, counsel for the Underwriter shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in subparagraph (e) of this Paragraph 9, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

                  (h) Prior to the Closing Date:

                      (i) There shall have been no material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company, Air Response or ARS, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus;

                      (ii) There shall have been no transaction, outside the ordinary course of business, entered into by the Company, Air Response or ARS, from the latest date as of which the financial condition of the Company, Air Response or ARS, is set forth in the Registration Statement and Prospectus which is material to the Company, Air Response or ARS, except for the transactions contemplated by the Air Response Agreement and ARS Agreement, which is either
(x) required to be disclosed in the Prospectus or Registration Statement and is not so disclosed, or (y) likely to have a material adverse effect on the business or financial condition of any of the Company, Air Response and ARS;

                      (iii) None of the Company, Air Response and ARS shall be in default under any material provision of any instrument relating to any outstanding indebtedness, except as described in the Prospectus;

                      (iv) No material amount of the assets of any of the Company, Air Response or ARS shall have been pledged, mortgaged or otherwise encumbered, except as set forth in the Registration Statement and Prospectus;

                      (v) No action, investigation suit or proceeding, at law or in equity, shall have been pending or to the best of their knowledge threatened against the Company, Air Response or ARS or affecting any of their respective properties or businesses before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, prospects or financial condition or income of the Company, Air Response and ARS taken as a whole, except as set forth in the Registration Statement and Prospectus;

                      (vi) No stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or, to the best of the knowledge of the Company, Air Response and ARS, threatened by the Commission; and

                      (vii) Each of the representations and warranties of any of the Company, Air Response or ARS contained in this Agreement and in each certificate and document contemplated under this Agreement to be delivered to you was, when originally made and is at the time such certificate is dated, true and correct.

                  (i) Concurrently with the execution and delivery of this Agreement and at the Closing Date, you shall have received a certificate of each of the Company, Air Response and ARS signed by the Chief Executive Officer of each of the Company, Air Response and ARS and the principal financial officer of each of the Company, Air Response and ARS, dated as of the Closing Date, to the effect that the conditions set forth in subparagraph (h) above have been satisfied and that, as of the Closing Date, the representations and warranties of the Company, Air Response and ARS set forth in Paragraph 2 herein and the statements in the Registration Statement and Prospectus were and are true and correct in all material respects. Any certificate signed by any officer of any of the Company, Air Response and ARS and delivered to you or for counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

                  (j) At the time this Agreement is executed, and at the Closing Date, you shall have received a "cold comfort" letter, addressed to the Underwriter and in form and substance satisfactory in all respects to you and counsel for the Representative, from each of Grant Thornton LLP, auditors for the Company, and Staff Ciampino & Company, P.C., auditors for Air Response and ARS, dated as of the date of this Agreement and as of the Closing Date.

                  (k) All proceedings taken in connection with the authorization, issuance or sale of the Common Stock, Warrants, Warrant Shares, the Representative's Warrants, the Representative's

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



Securities, the Overallotment Option and the Overallotment Securities as herein contemplated shall be satisfactory in form and substance to you and to counsel to the Representative, and the Representative shall have received from such counsel an opinion, dated as the Closing Date with respect to such of these proceedings as you may reasonably require.

                  (l) Each of the Company, Air Response and ARS shall have furnished to you such certificates, additional to those specifically mentioned herein, as you may have reasonably requested in a timely manner as to the accuracy and completeness, at the Closing Date, of any statement in the Registration Statement or the Prospectus, as to the accuracy, at the Closing Date, of the representations and warranties of the Company, Air Response or ARS, as the case may be, herein and in each certificate and document contemplated under this Agreement to be delivered to you, as to the performance by the Company of its obligations hereunder and under each such certificate and document or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

                  (m) On or before the Closing Date, the Company shall cause to be provided, and the Underwriter shall have received, from each officer, director and shareholder of the Company, "lock-up" agreements from each such person restricting any sales, transfers, pledges or other hypothecations of such person's shares of any class of equity security of the Company for a period of twenty-four months from the Closing Date.

                  (n) The obligation of the Representative to purchase any Securities hereunder is subject to the accuracy of the representations and warranties of the Company contained herein on and as of the Option Closing Date and to the satisfaction on and as of the Option Closing Date of the conditions set forth herein.


                  (o) On the Closing Date there shall have been duly tendered to you for your account the appropriate number of shares of Common Stock and Warrants constituting the Securities.

                  (p) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Securities and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter, the Company, Air Response or ARS, shall be contemplated by the Commission or the NASD. Each of the Company, Air Response or ARS and the Underwriter represent that at the date hereof each has no knowledge that any such action is in fact contemplated against any of them by the Commission or the NASD.

                  (q) Prior to the Effective Date, the Company will make all filings required, including registration under the Exchange Act, to obtain, and shall have obtained and shall use its best efforts to maintain, the listing of the Common Stock and Warrants on the Nasdaq SmallCap Market.

                  (r) If any of the conditions herein provided for in this Paragraph shall not have been fulfilled, or the Acquisitions shall not have occurred or either the Air Response Agreement or ARS Agreement shall not have been duly executed, delivered and performed by all parties thereto, or all promissory notes from the investors in either the October 1996 or January 1997 bridge private placements have not been cancelled and all obligations of the Company thereunder been discharged, or all "lock-up" letters restricting sales, pledges, transfers or hypothecations of any kind by officers, directors or shareholders of the Company for twenty-four months after the Closing Date have not been received, as of the date indicated, this Agreement and all obligations of the Representative under this Agreement may be canceled at, or at any time prior to, each Closing Date by the Representative notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Representative to the Company, Air Response or ARS.

         10.      Indemnification and Contribution

                  (a) Subject to the conditions set forth below, each of the Company, Air Response and ARS, jointly and severally, agrees to indemnify and hold harmless the Representative and each of the Underwriters and each person, if any, who controls such Representative or Underwriter ("controlling person") within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and any of its agents including its attorneys, against any and all losses, liabilities, claims, damages, actions and expenses or liability, joint or several, whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, including those regarding legal fees), joint or several, to which it or such controlling persons may become subject under the Act, the Exchange Act or under any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Preliminary Prospectus or the Prospectus (as from time to time amended and supplemented); in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Warrant Shares of the Company issued or issuable upon exercise of the Warrants, or Representative's Warrants Shares upon exercise of the Representative's Warrants; or in any


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application or other document or written communication (in this Paragraph 10 collectively called "application") executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Common Stock, Warrants, Warrant Shares, Additional Securities, Representative's Warrants and Representative's Warrant Shares (including the Shares issuable upon exercise of the Warrants underlying the Representative's Warrants) under the securities laws thereof or filed with the Commission or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon or in conformity with written information furnished to the Company with respect to the Representative by or on behalf of the Representative expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in application, as the case may be. Notwithstanding the foregoing, the Company shall have no liability under this Paragraph 10(a) if any such untrue statement or omission made in a Preliminary Prospectus, is cured in the Prospectus and the Underwriter failed to deliver to the person or persons alleging the liability upon which indemnification is being sought, at or prior to the written confirmation of such sale, a copy of the Prospectus. This indemnity will be in addition to any liability which the Company may otherwise have.

                (b) The Representative agrees to indemnify and hold harmless the Company and each of the officers and directors of the Company who have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter in Paragraph 10(a), but only with respect to any untrue statement or alleged untrue statement of any material fact contained in or any omission or alleged omission to state a material fact required to be stated in the Registration Statement or Prospectus or any amendment or supplement thereof or necessary to make the statements therein not misleading or in any application made solely in reliance upon, and in conformity with, written information furnished to the Company by you specifically expressly for use in the preparation of the Registration Statement or Prospectus directly relating to the transactions effected by Representative and the Underwriters in connection with this Offering. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. Notwithstanding the foregoing, the Representative shall have no liability under this Paragraph 10(b) if any such untrue statement or omission made in a Preliminary Prospectus is cured in the Prospectus, and the Prospectus is

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delivered to the person or persons alleging the liability upon which indemnification is being sought.

                  (c) If any action is brought against any indemnified party (the "Indemnitee") in respect of which indemnity may be sought against another party pursuant to the foregoing (the "Indemnitor"), the Indemnitor shall assume the defense of the action, including the employment and fees of counsel (reasonably satisfactory to the Indemnitee) and payment of expenses. Any Indemnitee shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action. If the Indemnitor shall have employed counsel to have charge of the defense or shall previously have assumed the defense of any such action or claim, the Indemnitor shall not thereafter be liable to any Indemnitee in investigating, preparing or defending any such action or claim. Each Indemnitee shall promptly notify the Indemnitor of the commencement of any litigation or proceedings against the Indemnitee in connection with the issue and sale of the Common Stock, Warrants, Warrant Shares, Additional Securities, Representative's Securities or in connection with the Registration Statement or Prospectus.

                  (d) In order to provide for just and equitable contribution under the Act in any case in which: (i) the Representative makes a claim for indemnification pursuant to Paragraph 10 hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case notwithstanding the fact that this Paragraph 10 provides for indemnification of such case; or (ii) contribution under the Act may be required on the part of the Representative in circumstances for which indemnification is provided under this Paragraph 10, then, and in each such case, the Company and the Representative shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Underwriter is responsible for the portion represented by dividing the total compensation received by the Underwriter herein by the total purchase price of all Securities sold in the public offering and the Company is responsible for the remaining portion; provided, that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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                  The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Representative. As used in this Paragraph 10, the term "Representative" includes any officer, director, or other person who controls the Representative within the meaning of Section 15 of the Act, and the word "Company" includes any officer, director or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Representative shall be entitled to contribution from the Company to the full extent permitted by law. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement.

                  (e) Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability it may have to any other party other than for contribution hereunder.

                  In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The indemnification provisions contained in this Paragraph 10 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

       11.      Representations, Warranties, Agreements to Survive Delivery

      The respective indemnity and contribution agreements by the Representative and each of the Company, Air Response and ARS contained in Paragraph 10 hereof, and the covenants, representations and warranties of each of the Company, Air Response and ARS and the Representative set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by the Representative or on its behalf or by or on behalf of any person who controls the Representative, or by the Company, Air Response or ARS or any controlling person of the Company, Air

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Response or ARS or any director or any officer of the Company, Air Response or
ARS, (ii) acceptance of any of the Securities and payment therefor, or (iii) any termination of this Agreement, and shall survive the delivery of the Securities and any successor of the Representative or the Company, Air Response or ARS, or of any person who controls you or the Company, Air Response or ARS or any other indemnified party, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Representative and the Company, Air Response or ARS contained in this Paragraph 11 shall be in addition to any liability which the Underwriter and the Company, Air Response or ARS may otherwise have.

         12.      Effective Date of This Agreement and Termination Thereof

                  (a) This Agreement shall become effective at 10:00 A.M., New York time, on the first full business day following the day on which you and the Company receive notification that the Registration Statement became effective.

                  (b) This Agreement may be terminated by the Representative by notifying the Company at any time on or before the Closing Date, if any domestic or international event or act or occurrence has in your sole opinion, materially disrupted, or in your sole opinion will in the immediate future materially disrupt, securities markets; or if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if the Company shall have sustained a loss material or substantial to the Company taken as a whole by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your sole opinion, make it inadvisable to proceed with the delivery of the Securities; or if there shall have been a material adverse change in the conditions of the securities market in general, as in your reasonable judgment would make it inadvisable to proceed with the offering, sale and delivery of the Securities; or if there shall have been a material adverse change in the financial or securities markets, particularly in the over-the-counter market, in the United States having occurred since the date of this Agreement; or your clearing agent has refused to grant you credit in connection with the purchase of the Common Stock and Warrants; or the NASDAQ Stock Market, Inc. has refused to release the Common Stock and Warrants for trading on the Nasdaq SmallCap market.

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                  (c) If you elect to prevent this Agreement from becoming
effective or to terminate this Agreement as provided in this Paragraph 12, the Company shall be notified promptly by you by telephone or facsimile, confirmed by letter.

                  (d) If this Agreement shall not become effective or if this Agreement shall not be carried out within the time specified herein by reason of any failure on the part of any of the Company, Air Response or ARS to perform any undertaking, or to materially satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Representative, in addition to the obligations assumed by the Company pursuant to Paragraph 8 herein, will be to reimburse the Representative for the following: (i) Blue Sky counsel fees and expenses to the extent set forth in Paragraph 8; (ii) Blue Sky filing fees; and (iii) such reasonable out-of-pocket expenses of the Representative (including the fees and disbursements of their counsel), to the extent set forth in Paragraph 8(c), in connection with this Agreement and the proposed offering of the Securities.

                  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Paragraph 8 and 10 hereof shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         13. Notices

         All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Representative, shall be mailed by registered or certified mail, postage prepaid, return receipt registered, or delivered personally with receipt acknowledged or by a nationally-recognized next-day courier service with delivery confirmed to the Representative at First Liberty Investment Group, Inc., 80 Broad Street,
6th Floor, New York, New York 10004, Attention: Sheldon L. Traube, Vice President, with a copy thereof to Lawrence G. Nusbaum, Esq., Gusrae Kaplan
& Bruno, 120 Wall Street, 11th Floor, New York, New York 10005, if sent to the Company, shall be mailed or delivered as set forth above to the Company at 7211 S. Peoria Street, Englewood, Colorado 80112, Attention: Kevin L. Burkhardt, President, with a copy thereof to Bondy & Schloss LLP, 6 East
43rd Street, New York, New York 10017, Attention: Gerald A. Adler, Esq., and if sent to Air Response or ARS, mailed or delivered to such party at Orlando Executive Airport, 469-B Herndon Avenue, Hangar 72, Orlando,
Florida 32803, with a copy to: Richard F. Taylor, Jr., Esq., Walton Crossing I, Suite 225, 231 Walton Street, Syracuse, New York 13202.


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         14. Parties

         This Agreement shall inure solely to the benefit of and shall be binding upon, the Representative and the Underwriters as to which it shall act hereunder as Representative, the Company, Air Response or ARS and the controlling persons, directors and officers referred to in Paragraph 10 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         15. Construction

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and shall supersede any agreement or understanding, oral or in writing, express or implied, between the Company, Air Response or ARS and you relating to the sale of any of the Securities.

         16. Jurisdiction and Venue

This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York, or in any court of competent jurisdiction selected by the Holder. By its execution hereof, each of the Company, Air Response and ARS hereby consent and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York (or any such other court of competent jurisdiction selected by the Underwriter) and agrees that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon it in New York City (or in the city or county in which such other court is located). The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

         17. Counterparts

         This Agreement may be executed in counterparts.

                                       44




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         If the foregoing correctly sets forth the understanding between the
Representative and each of the Company, Air Response and ARS, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                            Very truly yours,

                                            PROFLIGHT MEDICAL RESPONSE, INC.

                                   By:      _______________________________
                                            Kevin L. Burkhardt, President

                                            AIR RESPONSE, INC.

                                   By:      _______________________________
                                            Louis R. Capece, Jr., President

                                            AIR RESPONSE SOUTH, INC.

                                   By:      _______________________________
                                            Louis R. Capece, Jr., President


Accepted as of the date first above written:

FIRST LIBERTY INVESTMENT GROUP, INC., as Representative

By:__________________________________

   Sheldon L. Traube, Vice President

                                       45


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                                                               Schedule A


                              LIST OF UNDERWRITERS


Name and Address                          Amount of Securities to be Purchased